EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of the Issuer and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. It is understood and agreed that each of the persons named below is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, but such person is not responsible for the completeness or accuracy of information concerning the other person(s) unless such person knows or has reason to believe that such information is inaccurate.

Date: December 28, 2020

SOLEUS PRIVATE EQUITY GP I, LLC

By:	Soleus PE GP I, LLC,
Its Manager

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS PRIVATE EQUITY FUND I, L.P.

By:	Soleus Private Equity GP I, LLC,
Its General Partner

By:	Soleus PE GP I, LLC,
Its Manager

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS PE GP I, LLC

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS CAPITAL MASTER FUND, L.P.

By:	Soleus Capital, LLC,
Its General Partner

By:	Soleus Capital Group, LLC,
Its Managing Member

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS CAPITAL, LLC

By:	Soleus Capital Group, LLC,
Its Managing Member

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS CAPITAL GROUP, LLC

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS BA SPV, LLC

By:	Soleus Private Equity GP I, LLC,
Its Managing Member

By:	Soleus PE GP I, LLC,
Its Manager

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

/s/ Guy Levy
Guy Levy